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                                                                    EXHIBIT 3.58

                         AMENDED AND RESTATED BYLAWS OF
                      KERRVILLE COMMUNICATIONS CORPORATION
                              A Texas Corporation
                              (the "Corporation")

                                   ARTICLE I.

                                    OFFICES

      Section 1. Registered Office. The Corporation shall have and continuously maintain a registered office in the State of Texas which may be, but need not be, the same as its place of business (if located within the State of Texas). The address of the registered office and the name of the registered agent at such address shall be as set forth in the Corporation's Articles of Incorporation.

      Section 2. Place of Business. In addition to its registered office, the Corporation may have offices and places of business at such places, both within and without the State of Texas, as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                  ARTICLE II.

                            MEETINGS OF SHAREHOLDERS

      Section 1. Annual Meetings. Annual meetings of the shareholders shall be held at such times as shall be determined by the Board of Directors. At each annual meeting, the shareholders shall elect a Board of Directors, and shall transact such other business as may be properly brought before the meeting.

      Section 2. Special Meetings. Unless otherwise provided by the Articles of Incorporation, special meetings of the shareholders may be called by the President, the Board of Directors or the holders of shares representing not less than 10% of the votes entitled to be cast on any issue at meetings of shareholders. A special meeting may be called for any purpose or purposes though business transacted at a special meeting shall be confined to the purposes stated in the notice of such meeting. Or such meeting is attended by all of the shareholders entitled to vote upon such question and all of the shareholders vote that such question may then be voted upon at such meeting.

      Section 3. Place of Meetings. Meetings of the shareholders of the Corporation shall be held at such places within or without the State of Texas as shall be determined by the Board of Directors or, in the absence of such a determination; meetings of shareholders shall be held at the principal office of the Corporation.

      Section 4. Notice of Meetings. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary or the person calling the meeting, to each shareholder entitled to vote at the meeting. If mailed,

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such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his or her address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

      Section 5. Voting List. At least ten (10) days before each meeting of the shareholders, a complete list of shareholders entitled to vote at such meeting, arranged in alphabetical order, with the residence of each and the number of voting shares held by each, shall be prepared by the officer or agent having charge of the stock transfer books. Such list shall be kept on file at the registered office or principal place of business of the Corporation for a period of ten (10) days prior to such meeting, and shall be subject to inspection by any shareholder who may be present. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders. Failure to comply with the requirements of this Section shall not affect the validity of any action taken at such meeting.

      Section 6. Quorum of Shareholders; Adjournment.

            (A) The holders of shares representing a majority of the votes entitled to be cast at a meeting, present in person or represented by proxy, shall be requisite to and shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by the statute, Articles of Incorporation or by these Bylaws. Once a quorum is present at a meeting of shareholders, the shareholders represented in person or by proxy at the meeting may conduct such business as may be properly brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting of any shareholder or the refusal of any shareholder represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting. Upon attainment of representation by a quorum, subsequent to an adjournment of the meeting, any business may be transacted which might have been transacted at the meeting as originally notified.

            (B) If a quorum is not present or represented at any meeting of the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in these Bylaws, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the share transfer records and the stated period of closing has expired.

      Section 7. Organization; Order of Business. The Chairman of the Board or such other person as the Board of Directors may have designated or, in the absence of such a person, President of the Corporation or, in his absence such person as may be chosen by the holders of shares representing a majority of the votes which could be cast by those present, in person or by proxy, and entitled to vote shall call to order any meeting of the shareholders and act as chairman of the meeting. The Secretary of the Corporation, if present, shall act as secretary of the meeting, but in his absence, the secretary of the meeting shall be such person as the chairman of the meeting appoints. The chairman of any meeting of shareholders shall determine the order of business and the procedure at the meeting, including regulation of the manner of voting and the

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conduct of discussion; but the order of business to be followed at any meeting at which a quorum is present may be changed by the holders of shares of stock present in person or by proxy and entitled to vote at such meeting (determined by a majority of the votes cast). To the extent applicable, Robert's Rules of Order shall govern the conduct of and procedure at all shareholders' meeting.

      Section 8. Required Vote. With respect to matters other than elections of directors, except as otherwise required by statute, the Articles of Incorporation or these Bylaws, the vote of the holders of shares representing a majority of the votes cast shall decide any question properly brought before such meeting. Directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors. No shareholder shall have a right to cumulate his votes at any election of directors.

      Section 9. Method of Voting; Proxies. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders, except to the extent that the voting rights of the shares of any class or classes are enhanced or limited by statute, by the Articles of Incorporation (including amendments thereto) or by agreement. At any meeting of the shareholders, each shareholder having the right to vote shall be entitled to vote in person, or by written proxy appointed by an instrument executed by such shareholder. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. A proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law. Each proxy shall be filed with the Secretary of the Corporation prior to or at the time of the meeting. Any vote may be taken by voice or by show of hands unless a shareholder entitled to vote objects, in which case written ballots shall be used.

      Section 10. Action Without Meeting. Any action which must or may be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by (i) the holders of an the shares entitled to vote with respect to the action that is the subject of the consent, or (ii) if the Articles of Incorporation so provide, the holders of shares of stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the action were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who did not consent in writing.

      Section 11. Telephone Meeting. Shareholders may participate in and hold a meeting by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

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                                  ARTICLE III.

                                   DIRECTORS

      Section 1. Management of the Corporation. The powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors of the Corporation. Except to the extent otherwise limited by statute, the Articles of Incorporation, or these Bylaws, the Board of Directors shall have the broadest powers available under Texas law.

      Section 2. Number. Except as otherwise provided in a shareholders agreement, the number of directors constituting the Board of Directors shall be determined from time to time by resolution of a majority of directors then in office, though less than a quorum; provided that at all times the number of directors shall be at least one (1). Except as otherwise provided in a shareholders agreement, any directorship to be filled by reason of such all increase in the number of directors shall be filled by a majority vote of the directors then in office, though less than a quorum.

      Section 3. Qualifications, Election and Term. Directors need not be residents of Texas or shareholders of the Corporation. The directors constituting the Board of Directors shall be elected at the annual meeting of shareholders by a plurality of the votes cast by the shareholders entitled to vote at such election of directors. Each director, upon election to the Board of Directors shall hold office until the next annual meeting of shareholders and until his or her successor is elected and qualified.

      Section 4. Chairman of the Board. The Board of Directors may elect a member of the Board of Directors to serve as Chairman of the Board. The Chairman of the Board shall preside at meetings of the Board of Directors and shareholders.

      Section 5. Removal/Resignation. Except as otherwise provided in a shareholders agreement, any director may be removed either for or without cause at any special or annual meeting of the shareholders by the affirmative vote of the holders of shares having a majority of the entire number of votes entitled to be cast for the election of such director, if notice of the intention' to act upon such matter shall have been given in the notice calling such meeting. Any director may resign at any time by giving written notice to the President or the Secretary. Such resignation shall take effect at the time specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      Section 6. Vacancies. Except as otherwise provided in a shareholders agreement, any vacancies occurring in the Board of Directors for any reason may be filled by a majority vote of the directors then in office, though less than a quorum, or by election at an annual meeting of shareholders or at a special meeting of shareholders called for that purpose; provided that, during the period between any two (2) successive annual meetings of shareholders, the Board of Directors may not fill more than two (2) vacancies resulting from an increase in the number of directors. A director elected to fill a vacancy shall be ejected for the unexpired term of his or her predecessor in office.

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      Section 7. Place of Meetings. The directors of the Corporation may hold their meetings, both regular or special, either within or without the State of Texas.

      Section 8. Annual Meetings. Each newly elected Board of Directors shall hold an annual meeting without further notice immediately following the annual meeting of shareholders and at the same place, unless such place or time is changed by a majority vote of the directors then elected and serving.

      Section 9. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such times and places as may be fixed from time to time by resolutions adopted by the Board of Directors and communicated to all directors at their last known addresses. Except as otherwise provided by statute, the Articles of Incorporation or these Bylaws, neither the business to be transacted at, nor the purpose of, any regular meeting need be specified in the notice or waiver of notice of such meeting.

      Section 10. Special Meetings. Special meetings of the Board of Directors may be called by the President or Chairman of the Board upon 24 hours' notice to each director, personally or by mail, telegram or facsimile. Special meetings shall be called by the President in like manner and upon two (2) days notice on the written request of two (2) directors. Except as may be otherwise expressly provided by statute, the Articles of Incorporation or these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice or waiver of notice of such meeting.

      Section 11. Quorum; Majority Vote. At all meetings of the Board of Directors, the presence of a majority of the number of directors fixed in accordance with these Bylaws shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically required by statute, the Articles of Incorporation or these Bylaws. If a quorum is not present at any meeting of the directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. Upon attainment of representation by a quorum, subsequent to an adjournment of the meeting, any business may be transacted which might have been transacted at the meeting as originally notified.

      Section 12. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless the director shall file his or her written dissent to such action with the person acting as the Secretary of the meeting before adjournment thereof or shall forward such dissent by certified mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

      Section 13. Compensation. The Board of Directors shall have authority to determine from time to time the amount of compensation, if any, which shall be paid to its members for their services as directors and as members of standing or special committees of the Board. The Board shall also have power in its discretion to provide for and to pay to directors rendering services to the Corporation not ordinarily rendered by directors as such, special compensation

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appropriate to the value of such services as determined by the Board from time to time. Nothing in these Bylaws shall be construed to preclude any directors from serving the Corporation in any capacity other than as a director and receiving compensation therefor.

      Section 14. Procedure. The Board of Directors shall keep regular minutes of its proceedings. The minutes shall be placed in the minute book of the Corporation.

      Section 15. Action Without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or such committee, as the case may be. Such consent shall have the same force and effect as unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State. The signed consent or a copy thereof shall be placed in the minute book of the Corporation.

      Section 16. Telephone Meeting. Members of the Board of Directors or of any committee thereof may participate in and hold a meeting of the Board of Directors of any committee thereof by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                  ARTICLE IV.

                             COMMITTEES OF THE BOARD

      Section 1. Designation and Authority. The Board of Directors may, by resolution adopted by a majority of the full Board of Directors, designate from among its members one or more committees, each of which, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the management of the business and affairs of the Corporation, except that no such committee shall have the authority of the Board of Directors to: amend the Articles of Incorporation (other than in connection with the issuance of shares in series); propose a reduction of the stated capital of the Corporation; approve a plan of merger or share exchange of the Corporation; recommend to the shareholders the sale, lease or exchange of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business; recommend to the shareholders a voluntary dissolution of the Corporation or a revocation thereof; amend, alter or repeal the bylaws of the Corporation or adopt new bylaws of the Corporation; fill vacancies in the Board of Directors; fill vacancies in or designate alternate members of any committee of the Board of Directors; fill any directorship to be filled by reason of an increase in the number of directors; elect or remove officers of the Corporation or members or alternate members of any committee of the Corporation; fix the compensation of any member or alternate members of such committee; or alter or repeal any resolution of the Board of Directors that by its terms provides that it shall not be so amendable or repealable; and, unless such resolution expressly so provides, no such committee shall have the authority to authorize a distribution or to authorize the issuance of shares of the Corporation.

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      Section 2. Change in Number. The number of members of any committee may be increased or decreased from time to time by resolution adopted by the Board of Directors.

      Section 3. Removal and Vacancies. Members of committees may be removed by the Board of Directors. Vacancies in committees may be filled by the Board of Directors.

      Section 4. Transaction of Business. Committees shall transact business (at meetings or by unanimous consent) in the same manner as the Board of Directors.

      Section 5. Responsibility. The designation of any committee and the delegation of authority to it shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.

                                   ARTICLE V.

                                     NOTICE

      Section 1. Manner of Giving Notice. Unless otherwise required by these Bylaws, whenever any notice is required to be given under law, the Articles of Incorporation or these Bylaws, such notice may be given in writing, and delivered personally, through the United States mail, by a recognized express delivery service (such as Federal Express) or by means of telegram, telex or facsimile transmission, addressed to such director or shareholder, as the case may be, at his or her address or telex or facsimile transmission number, as the case may be. All notices shall be deemed to be given on the earlier of receipt or at the time when the same shall be deposited in the mail or with an express delivery service or when transmitted, as the case may be, addressed or directed to the proper destination as it appears on the records of the Corporation, with postage and fees thereon prepaid. An affidavit of the Secretary or Assistant Secretary or of the transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

      Section 2. Waiver of Notice. Whenever any notice is required to be given to any committee member, director or shareholder of the Corporation under the provisions of the statutes, the Articles of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be deemed equivalent to the giving of such notice. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the expressed purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                  ARTICLE VI.

                         OFFICERS, EMPLOYEES AND AGENTS

                                POWERS AND DUTIES

      Section 1. Appointment of Officers. The Board of Directors shall appoint as officers of the Corporation a President and a Secretary. The Board of Directors may appoint a Treasurer, one or more Vice Presidents and such other officers (including assistant officers) as the Board of

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Directors deems necessary or appropriate. Additionally, unless expressly prohibited by the Board of Directors, the President may appoint such assistant officers as the President deems necessary.

      Section 2. Qualifications. Officers of the Corporation need not be directors or shareholders of the Corporation, or residents of the State of Texas. Any two or more offices may be held by the same person.

      Section 3. Term of Office. Each officer of the Corporation shall hold office for the term specified by the Board of Directors. If no term is specified, each officer shall hold office until his or her successor is chosen and qualifies, or until his or her earlier death, resignation or removal from office. The designation of a specific term of office does not grant to an officer any contract rights, and the Board of Directors may remove such officer as provided in these Bylaws.

      Section 4. Removal; Resignation; Filling of Vacancies. Any officer may be removed at any time, for or without cause, by the Board of Directors or, if appointed by the President, by the President. Such removal shall be without prejudice to the contract rights, if any, of the person removed. Any officer may resign at any time by giving written notice thereof to the Board of Directors or to the President or Secretary of the Corporation. A vacancy occurring in any office any reason may be filled by the Board of Directors. A vacancy in any office held by an officer appointed by the President may be filled by the President unless such authority is limited by the Board of Directors.

      Section 5. Compensation. The compensation of all officers of the Corporation shall be fixed from time to time by the Board of Directors. The Board of Directors may from time delegate to the President the authority to fix the compensation of any or all of the other officers of the Corporation.

      Section 6. President. The President shall be the Chief Executive Officer of the Corporation and, subject to the provisions of these Bylaws, shall have general supervision of the affairs of the Corporation and shall have general and active control of all its business. The President shall have the power to call special meetings of the Board of Directors and shareholders for any purpose or purposes. Subject to the supervision, approval and review of the President's actions by the Board of Directors, the President shall have authority to: cause the employment or appointment of and the discharge of employees and agents of the Corporation, other than officers, and fix their compensation; suspend for cause, pending final action by the authority which shall have elected or appointed the President, any officer subordinate to the President; make and sign bonds, deeds, contracts and agreements in the name of and on behalf of the Corporation and to affix the corporate seal thereto; sign stock certificates; and, in general, exercise all the powers usually appertaining to the office of president of a corporation, except as otherwise provided by statute, the Articles of Incorporation, or these Bylaws. The President shall put into operation the business policies of the Corporation as determined by the Board of Directors, and as communicated to the President by such bodies. In carrying out such business policies, the President shall, subject to the supervision of the Board of Directors, have general management and control of the day-to-day business operations of the Corporation. The President shall see that the books, reports, statements and certificates required by statutes or laws applicable to the Corporation are properly kept, made and filed according to law. The President

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shall be subject only to the authority of the Board of Directors in carrying out the President's duties. Unless otherwise determined by the President or the Board of Directors, in the absence of or disability of the President, the President's duties shall be performed and the President's powers may be exercised by the Vice Presidents in order of their seniority, or if there are none, then the Secretary.

      Section 7. Vice Presidents. Each Vice President shall generally assist the President and shall have such powers and perform such duties and services as shall from time to time be prescribed or delegated to such Vice President by the President or the Board of Directors.

      Section 8. Secretary. The Secretary shall see that notice is given of all meetings of the shareholders and special meetings of the Board of Directors and shall keep and attest true records of all proceedings at all meetings of the shareholders and the Board of Directors. The Secretary shall have charge of the corporate seal and have authority to attest any and all instruments or writings to which the same may be affixed. The Secretary shall keep and account for all books, documents, papers and records of the Corporation except those for which some other officer or agent is properly accountable. The Secretary shall have authority to sign stock certificates and shall generally perform all the duties usually appertaining to the office of secretary of a corporation. In the absence or disability of the Secretary, the Secretary's duties shall be performed and the Secretary's powers may be exercised by the Assistant Secretaries in the order of their seniority, unless otherwise determined by the Secretary, the President or the Board of Directors.

      Section 9. Assistant Secretaries. Each Assistant Secretary shall generally assist the Secretary and shall have such powers and perform such duties and services as shall from time to time be prescribed or delegated to such Assistant Secretary by the Secretary, the President or the Board of Directors.

      Section 10. Treasurer. The Treasurer shall be the chief accounting and financial officer of the Corporation and shall have active control of and shall be responsible for all matters pertaining to the accounts and finances of the Corporation. The Treasurer shall audit all payrolls and vouchers of the Corporation and shall direct the manner of certifying the same; shall receive, audit and consolidate all operating and financial statements of the Corporation and its various departments; shall have supervision of the books of account of the Corporation, their arrangement and classification; shall supervise the accounting and auditing practices of the Corporation; and shall have charge of all matters relating to taxation. The Treasurer shall have the care and custody of all monies, funds and securities of the Corporation; shall deposit or cause to be deposited all such funds in and with such depositories as the Board of Directors shall from time to time direct or as shall be selected in accordance with procedures established by the Board of Directors; shall advise upon all terms of credit granted by the Corporation; and shall be responsible for the collection of all its accounts and shall cause to be kept full and accurate accounts of all receipts and disbursements of the Corporation. The Treasurer shall have the powers to endorse for deposit or collection or otherwise all checks, drafts, notes, bills of exchange or other commercial papers payable to the Corporation and to give proper receipts or discharges for all payments to the Corporation. The Treasurer shall generally perform all the duties usually appertaining to the office of treasurer of a corporation. In the absence or disability of the Treasurer his or her duties shall be performed and his or her powers may be exercised by

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the Assistant Treasurers in the order of their seniority unless otherwise determined by the Treasurer, the President or the Board of Directors.

      Section 11. Assistant Treasurers. Each Assistant Treasurer shall generally assist the Treasurer and shall have such powers and perform such duties and services as shall from time to time be prescribed or delegated to such Assistant Treasurer by the Treasurer, the President or the Board of Directors.

      Section 12. Additional Powers and Duties. In addition to the foregoing specially enumerated duties, services and powers, the several elected and appointive officers of the Corporation shall perform such other duties and services and exercise such further powers as may be provided by statute, the Articles of Incorporation or these Bylaws, or as the Board of Directors may from time to time determine or as may be assigned to them by any competent superior officer.

                                  ARTICLE VII.

                           STOCK AND TRANSFER OF STOCK

      Section 1. Certificates Representing Shares. Certificates in such form as may be determined by the Board of Directors and as shall conform to the requirements of the statutes, Articles of Incorporation and these Bylaws shall be delivered representing all shares to which shareholders are entitled. Such certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall state on the face thereof that the Corporation is organized under the laws of the State of Texas, the holder's name, the number and class of shares and the designation of the series, if any, which such certificate represents, the par value of such shares or a statement that such shares are without par value and such other matters as may be required by law. Each certificate shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of the Corporation or a facsimile thereof. If any certificate is countersigned by a transfer agent or registered by a registrar, either of which is other than the Corporation or an employee of the Corporation, the signature any such officer may be a facsimile.

      Section 2. Issuance. Subject to the provisions of the statutes, the Articles of Incorporation or these Bylaws, shares may be issued for such consideration and to such persons as the Board of Directors may determine from time to time. Shares may not be issued until the full amount of the consideration, fixed as provided by law, has been paid.

      Section 3. Payment of Shares. The consideration for the issuance of shares shall consist of money paid, labor done (including services actually performed for the Corporation) or properly (tangible or-intangible) actually received. Neither promissory notes nor the promise of future services shall constitute payment for shares. In the absence of fraud in the transaction, the judgment of the Board of Directors as to the value of consideration received shall be conclusive. When consideration, fixed as provided by law, has been paid, the shares shall be deemed to have been issued and shall be considered fully paid and nonassessable.

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      Section 4. Lost, Stolen or Destroyed Certificates. The Board of Directors,
the President, or such other officer or officers of the Corporation as the Board of Directors may from time to time designate, in their discretion, may direct a new certificate or certificates representing shares to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates to be lost, stolen or destroyed. When authorizing such issuance of a new certificate or certificates, the Board of Directors, the President, or any such other officer, in their discretion and as a condition precedent to the issuance thereof, may require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as the Board of Directors, the President or such other officer shall require and/or give the Corporation a bond in such form, in such sum, and with such surety or sureties, as they may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed.

      Section 5. Transfers of Shares. Shares of stock shall be transferable only on the books of the Corporation at the direction of the registered holder thereof or by such holder's duly authorized attorney. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate or certificates representing shares, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, with all required stock transfer tax stamps affixed thereto and cancelled or accompanied by sufficient funds to pay such taxes, it shall be the duty of the Corporation or the transfer agent of the Corporation to issue a new certificate or certificates to the person entitled thereto, cancel the old certificate or certificates and record the transaction upon its books.

      Section 6. Registered Shareholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

      Section 7. Restriction on Transfer of Shares of Stock. These Bylaws authorize (but do not require) a restriction on the transfer of the Corporation's shares which:

            (A) maintains the status of the Corporation as an electing small business corporation under Subchapter S of the United States Internal Revenue Code;

            (B) obligates the holders of the restricted stock to offer to the Corporation and/or the other holders of stock of the Corporation a prior opportunity, to be exercised within a reasonable time, to acquire the restricted stock pursuant to an agreement respecting the purchase and sale of the restricted stock;

            (C) obligates the Corporation to the extent permitted by law or any holder of stock of the Corporation to purchase the stock which is the subject of an agreement respecting the purchase and sale of the restricted stock;

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

            (D) requires the Corporation and the holders of any stock of the Corporation to consent to any proposed transfer of the restricted stock for the purpose of preventing violations of federal or state law; or

            (E) may be set forth in an agreement among the Corporation and its shareholders or among such shareholders.

      The Corporation will furnish to the holder of a certificate of stock in the Corporation, without charge, upon written request to the Corporation at its principal place of business or registered office, a copy of the Bylaws and the Agreement, if any, restricting the transfer of stock.

                                 ARTICLE VIII.

                                 MISCELLANEOUS

      Section 1. Fixing Record Dates. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its shares) or a share dividend, or in order to make a determination of shareholders for any other proper purpose (other than determining shareholders entitled to consent to action by shareholders proposed to be taken without a meeting of shareholder Board of Directors may (i) fix in advance the record date for any such determination of shareholders, though such record date shall not be more than sixty (60) days and, for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, shall not be less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken, or (ii) close the share transfer records for a period of not more than sixty (60) days and, for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, for a period of not less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. In the absence of any such action by the Board of Directors, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. The record date for the purpose of determining shareholders entitled to consent to an action shall be fixed in accordance with applicable statutes.

      Section 2. Reserves. There may be created from time to time by resolution of the Board of Directors, out of the earned surplus of the Corporation, such reserve or reserves as the directors from time to time, in their discretion, think proper to provide for contingencies, or to equalize dividends, or to repair of maintain any property of the Corporation or for such other purpose as the directors shall think beneficial to the Corporation. The directors may modify or abolish any such reserve in the manner in which it was created.

      Section 3. Signature of Negotiable Instruments. All bills, notes, checks or other instruments for the payment of money shall be signed or countersigned by such officer, officers,

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agent or agents and in such manner as are permitted by these Bylaws and/or as, from time to time, may be prescribed by resolution (whether general or special) of the Board of Directors.

      Section 4. Fiscal Year. The business of the Corporation shall be conducted on either a fiscal year or calendar year basis, and the selection of the basis to be used shall be, and is hereby delegated to the discretion of the Board of Directors.

      Section 5. Seal. The Corporation's seal, if obtained, shall be in such form as shall be adopted and approved from time to time by the Board of Directors. The seal may be used by causing it, or a facsimile thereof, to be impressed, affixed, imprinted or in any manner reproduced. Except as expressly required by law, no action shall be invalid or unenforceable for failure to use the corporate seal in connection therewith.

      Section 6. Books and Records. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and Board of Directors and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each.

      Section 7. Resignation. Unless otherwise expressly provided, any director, committee member, officer or agent may resign by giving written notice to the President or the Secretary. The resignation shall take effect at the time specified therein, or immediately if no time is specified. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      Section 8. Surety Bonds. Such officers and agents of the Corporation (if any) as the President, or the Board of Directors may direct, from time to time, shall be bonded for the faithful performance of their duties and for the restoration to the Corporation, in case of their death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation, in such amounts and by such surety companies as the President or the Board of Directors may determine. The premiums on such bonds shall be paid by the Corporation, and the bonds so furnished shall be in the custody of the Secretary.

      Section 9. Interested Directors, Officers and Security Holders. No contract or transaction between the Corporation and one or more of its directors, officers or security holders, or between the Corporation and any other corporation, partnership, association, trust, plan or other organization or enterprise in which one or more of the Corporation's directors, officers or security holders are directors, officers, security holders, members or employees, or have a direct or indirect financial interest, shall be void or voidable solely because of such position or interest, solely because the director, officer or security holder is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because the votes of such director, officer or security holder are counted for such purpose, if:

            (A) the material facts of the contract or transaction and of the relationship or interest are known or disclosed to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum;

            (B) the material facts of the contract or transaction and of the relationship or interest are known or disclosed to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by a vote of the shareholders; or

            (C) the contract or transaction is fair to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the shareholders.

            Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction. No director shall be liable to account to the Corporation for any profits realized by, from or through any such contract or transaction by reason of an interest therein when such contract or transaction has been authorized or ratified in accordance with the foregoing. This section shall not be construed to invalidate any contract or transaction which would otherwise be valid in the absence of this provision.

      Section 10. Indemnification. Any person who was, is, or is threatened to be made, a named defendant or respondent in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrative, investigative or administrative, any appeal in such action suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding (collectively, a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, shall be indemnified by the Corporation to the fullest extent authorized by the Texas Business Corporation Act, as the same exists or may hereafter be amended (but in the case of any such amendment, only to the extent that such amendment permits the Corporation too provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorney's fees, judgments, court costs, fines, penalties, excise taxes, and amounts paid in settlement) reasonably incurred or suffered in connection therewith and such indemnification shall continue as to any such person who has ceased to be a director or officer and shall inure to the benefit of such persons' heirs, executors and administrators. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses (court costs and attorneys' fees) incurred in defending any such proceeding in advance of its final disposition; provided, the applicable requirements of the Texas Business Corporation Act are met prior to such advancement.

      The right to indemnification and to the advancement of expenses conferred in this Section shall not be exclusive of, nor shall it be construed to limit, any other right which any person may have or hereafter acquire under any statute, the Articles of Incorporation, these Bylaws, agreement, vote of shareholders or otherwise.

                                  ARTICLE IX.

                                  AMENDMENTS

      These Bylaws may be altered, amended or repealed or new Bylaws may be adopted at any meeting of the Board of Directors at which a quorum is present by the affirmative vote of a majority of the directors present at such meeting.

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                                 FIRST AMENDMENT
                                       TO
                         AMENDED AND RESTATED BYLAWS OF
                      KERRVILLE COMMUNICATIONS CORPORATION

      1. Section 1 of Article VI is hereby amended by deleting the first sentence in its entirety and substituting the following text in lieu thereof:

      "The Board of Directors shall appoint as officers of the Corporation a Chief Executive Officer (the "CEO"), a President and a Secretary."

      2. Section 6 of Article VI is hereby amended by deleting the section heading, "President" and substituting in lieu thereof "President and Chief Executive Officer" and by deleting the first sentence of Section 6 of Article VI in its entirety and substituting the following text in lieu thereof:

      "Notwithstanding any other provision contained in these Bylaws, the CEO shall have general supervision of the affairs of the Corporation and shall have general and active control of its business. The CEO shall have general supervision over the Corporation's other officers and agents, including the President, subject to the supervision of the Board of Directors. The CEO shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

      3. Section 6 of Article VI is hereby amended by deleting the penultimate sentence in its entirety.

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